UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 7, 2016
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	1-36282	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (858) 207-4264
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

On September 7, 2016, La Jolla Pharmaceutical Company (“the company” or “La Jolla”) issued press releases announcing positive results from its Phase1 study of LJPC-401 in patients at risk of iron overload and announced that it reached agreement with the European Medicines Agency (EMA) on the design of a pivotal study of LJPC-401, La Jolla’s novel formulation of hepcidin. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2.

On September 8, 2016, La Jolla will hold a conference call to discuss the results from this Phase1 study and describe the agreement with the EMA on the design of the pivotal study of LJPC-401. A copy of this presentation is filed herewith as Exhibit 99.3 and has been posted in the investor relations section of the company’s website at www.ljpc.com. The information contained in the presentation is being provided as of September 7, 2016, and the Company does not undertake any obligation to update the presentation in the future.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated September 7, 2016
99.2	Press Release, dated September 7, 2016
99.3	La Jolla Pharmaceutical Company Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date:	September 7, 2016	/s/ George F. Tidmarsh
George F. Tidmarsh, M.D., Ph.D.
President, Chief Executive Officer and Secretary